Exhibit 32

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Reed’s Inc. (the Company) on Form 10-QSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report) I, Christopher J. Reed, Chief Executive Officer, President and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended, and

2.	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Reeds, Inc.

/s/Christopher J. Reed

Christopher J. Reed,
Chief Executive Officer, President
and Chief Financial Officer

May 15, 2007